  Exhibit 99.1

ENDRA Life Sciences Appoints Irina Pestrikova as Senior Director of Finance, Announces Departure of CFO David Wells

ANN ARBOR, Mich. (June 15, 2021) – ENDRA Life Sciences Inc. (NASDAQ: NDRA), a pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), announced the appointment of Irina Pestrikova as Senior Director of Finance and Principal Financial Officer. In this new position, Ms. Pestrikova will assume all day-to-day responsibilities previously performed by ENDRA’s Chief Financial Officer David Wells, who will leave the Company effective June 18, 2021 to pursue another opportunity.

Ms. Pestrikova has supported ENDRA since 2014 and has been actively involved in ENDRA’s financial planning and analysis, accounting and SEC reporting functions. Previously, Ms. Pestrikova was a financial analyst at a technology-based services firm supporting the financial reporting needs of small-cap, privately held and publicly traded companies, including ENDRA. Mr. Wells will continue to support ENDRA as a consultant through September 2021 to ensure a smooth transition.

“We are pleased to announce that Irina Pestrikova has been appointed Senior Director of Finance, reporting to me. Having supported ENDRA's SEC reporting, accounting and finance operations for nearly seven years, she is deeply knowledgeable about ENDRA's financial structure, people, processes and partners. We welcome Irina to her new role leading our financial operations," stated ENDRA's Chief Executive Officer Francois Michelon.

“Concurrently with Irina's promotion, it is with mixed emotion that we announce David Wells will be leaving ENDRA for a position at a private investment fund. David joined ENDRA in 2014 and we are grateful for his many contributions. David was instrumental in capitalizing the company, including our Nasdaq IPO in 2017. He leaves ENDRA with a strong balance sheet and an orderly set of systems and controls enabling ENDRA and Irina to transition seamlessly."

Ms. Pestrikova has an MBA in finance from the Pepperdine Graziadio Business School and a BS in economics and finance from Izhevsk State University in Russia.

About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), a ground-breaking technology being developed to visualize tissue like MRI, but at 1/50th the cost and at the point of patient care. TAEUS® is designed to work in concert with the over one million ultrasound systems in use globally today. TAEUS® is initially focused on the measurement of fat in the liver as a means to assess and monitor Non-Alcoholic Fatty Liver Disease (NAFLD) and inflammation (NASH), chronic liver conditions that affect over one billion people globally, and for which there are no practical diagnostic tools. Beyond the liver, ENDRA is exploring several other clinical applications of TAEUS®, including visualization of tissue temperature during energy-based surgical procedures. For more information, please visit www.endrainc.com.

Forward-Looking Statements

All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. Examples of forward-looking statements for ENDRA include, among others, estimates of the timing of future events and achievements, such as the expectations regarding the transition of leadership of ENDRA’s finance function, and expectations concerning ENDRA's business strategy, which may be affected by risks related to the impact of COVID-19 on its business plan, its ability to find and maintain development partners, market acceptance of its technology and the amount and nature of competition in its industry, its ability to protect its intellectual property, and other risks and uncertainties described in its filings with the Securities and Exchange Commission. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements as a result of various factors including, among others, our ability to develop a commercially feasible technology; receipt of necessary regulatory approvals; the impact of COVID-19 on our business plans; our ability to find and maintain development partners, market acceptance of our technology and the amount and nature of competition in our industry; our ability to protect our intellectual property; and the other risks and uncertainties described in ENDRA's filings with the Securities and Exchange Commission. The forward-looking statements made in this news release speak only as of the date of issuance, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:
Francois Michelon
Chief Executive Officer
investors@endrainc.com
www.endrainc.com

Investor Relations Contact:
Yvonne Briggs
LHA Investor Relations
(310) 691-7100
YBriggs@lhai.com

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